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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  DECEMBER 2, 1998


                         SUNRISE ASSISTED LIVING, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-20765                 54-1746596
 (State or other jurisdiction of       (Commission            (I.R.S. Employer
  incorporation of organization)        File Number)         Identification No.)


                          9401 LEE HIGHWAY, SUITE 300
                            FAIRFAX, VIRGINIA 22031
              (Address of principal executive offices) (Zip Code)


                                 (703) 273-7500
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if changed Since Last Report)


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            On October 16, 1998 Sunrise Assisted Living, Inc. ("Sunrise") entered into a letter agreement with Meditrust Corporation ("Meditrust") to acquire four separate first trust mortgages secured by assisted living properties owned and operated by Karrington Health, Inc., ("Karrington") and six assisted living properties currently leased to Karrington ("Meditrust Interests"). Meditrust had previously entered into ten separate financing transactions with Karrington to provide construction and permanent financing for ten assisted living facilities. Of these ten financing transactions, six were structured as sale/leasebacks and four were structured as traditional mortgage loans. The closing of Sunrise's acquisition of the Meditrust Interests occurred on December 2, 1998.


            Pursuant to that letter agreement, Sunrise agreed to acquire (a) the fee simple title to the six separate assisted living facilities which were the subject of the sale leaseback transactions (the "leased properties") and
(b) the four separate mortgage notes secured by first lien mortgages (the "Mortgages") on the remaining four assisted living facilities (the "Mortgaged Properties"). The purchase price of the leased properties and the Mortgages was the sum of: (i) the total amount advanced by Meditrust under each lease, plus (ii) the outstanding principal balance under each of the mortgage notes plus (iii) all other amounts outstanding under the applicable documents as of the closing date; plus (iv) one percent (1%) of the sum of the amounts described in clauses (i), (ii) and (iii) preceding.

            Pursuant to the sale leaseback transactions between Karrington and Meditrust, Meditrust Company, L.L.C. owned the fee simple interest to assisted living facilities located in Ann Arbor, Michigan; Bath, Ohio; Carmel, Indiana; Charlotte, North Carolina; Gahanna, Ohio; and Poland, Ohio.


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Each of these assisted living facilities was operated by Karrington pursuant to a net lease under which Karrington was fully responsible for all costs and expenses of owning and operating the properties. The leases expire May 31, 2010 with respect to Ann Arbor, Bath, Carmel and Gahanna. The leases expire
May 31, 2011 with respect to Charlotte and Poland. All the facilities were completed and operating, except for the Charlotte facility, completion of which is anticipated by January 31, 1999. The four (4) first mortgage loans encumbered completed assisted living facilities located in Fall Creek, Ft.
Wayne and Willow Lake, Indiana and Shaker Heights, Ohio. Each of the four separate mortgage loans is due and payable in full on September 30, 2010.

            In order to finance the acquisition of the six leased properties, Sunrise entered into a so-called "synthetic lease" or "tax retained operating lease" ("TROL") arrangement with NationsBank, N.A. In order to proceed with the TROL, NationsBank entered into a Trust Agreement with First Security Bank, National Association (Utah) whereby First Security Bank became the sole trustee of Sunrise Trust 1998-1 ("Sunrise Trust"). The beneficiaries of Sunrise Trust are NationsBank and other banks which agreed to participate with NationsBank in the funding of the TROL. As of the closing date, the other banks which were beneficiaries of Sunrise Trust along with NationsBank were Provident Bank of Maryland and Fleet National Bank. Sunrise Midwest Leasing L.L.C. ("SML"), a Virginia limited liability company having Sunrise Assisted Living Investments, Inc. ("SALII"), a wholly owned subsidiary of Sunrise as its sole member, was created to act as the lessee under the TROL while Karrington is the sublessee of the facilities.

            The total amount of the financing under the TROL transaction was $47.0 million. NationsBank and its participants (the "Lenders") loaned $45.6 million to Sunrise Trust, pursuant to two separate notes. The A Note was in the amount of $40.9 million and the B Note was in the amount of $4.7 million. In addition, the Lenders invested equity in Sunrise Trust in the amount of $1.4 million.

            The interest rate on the A Note and B Note is 30-day LIBOR plus 225 and 300 basis points, respectively. Upon achieving the "Minimum Equity Value" the spread over LIBOR on the A and B Notes would be reduced to 210 and 285 basis points, respectively. Upon achieving "Stabilization," and assuming Minimum Equity Value has been achieved, the interest rate on the A and B Notes will be reduced to 30-day LIBOR plus 188 and 263 basis points, respectively.
In order to achieve Minimum Equity Value, Sunrise must have a minimum equity value of $295,000,000 by June 30, 1999. Stabilization is defined as an assisted living facility with resident occupancy of at least 85% for two consecutive quarters and a ratio of net operating income to debt service of not less than 1.25 to 1.0, measured for two consecutive fiscal quarters. In the event that five of the six properties achieve Stabilization, Stabilization will have been realized if the sixth property has a debt service coverage rate of not less than 1.0 to 1.0 and all six leased properties in the aggregate have a combined debt service coverage ratio of 1.35 to 1.0.





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            On the closing date, SML entered into a single master Lease
Agreement with Sunrise Trust. The Lease is a triple net lease which also requires SML to pay all property taxes, insurance costs, indemnities, owner trustee fees, expenses, and any LIBOR breakage costs. The Lease specifies that SML shall be considered the owner of the leased properties for Federal income tax purposes. The term of the lease expires December 2, 2001. At least 120 days prior to the end of the lease term, SML had the option either to purchase all, but not less than all, the leased properties for the "Termination Value," or to sell the leased properties. The Termination Value at any time equals the aggregate outstanding principal amount under the TROL (initially, $47.0 million), any accrued and unpaid interest and any other outstanding amounts funded by the Lenders. During the Lease Term, SML is obligated to make the rental payments equal to the interest then due. SML has the right to make modifications, renovations or improvements to the leased properties.

            If SML were to exercise the sale option under the Lease, SML could sell the leased properties to a third party. If the proceeds of sale were greater than the Termination Value, SML would be entitled to receive the excess. If the proceeds of sale were less than the Termination Value, SML would be obligated to make up the difference between the sales proceeds and the Termination Value. Sunrise guaranteed the payment of the A Note and guaranteed all obligations of SML under the Lease Agreement.

            SML, Sunrise, First Security Bank and NationsBank have entered into a Participation Agreement whereby the relationships of the parties are set forth. The Participation Agreement contains representations and warranties by SML and Sunrise for the benefit of NationsBank. In addition, the Participation Agreement sets forth certain affirmative and negative financial covenants which are required to be met during the term of the Lease by SML and/or Sunrise, including minimum tangible net worth of $177.5 million, liquid assets plus availability under lines of credit in an amount of $47.0 million, and minimum stockholders equity of $295.0 million achieved by June 30, 1999.





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      The prime tenant is SML under the Lease with Sunrise Trust, and
Karrington became a subtenant of SML under each of the six separate leases originally entered into with Meditrust. SML agreed to assume all the obligations of Meditrust under those leases. SML indemnified Sunrise Trust against any claim by Karrington against Sunrise Trust by virtue of SML's failure to perform as landlord under those leases.

      The acquisition of the Mortgages was funded by Sunrise from its own cash. Title to the Mortgages was taken by Sunrise Midwest Mortgage, L.L.C. ("SMM"), a newly formed Virginia limited liability company having SALII as its sole member. The aggregate outstanding principal balance of the four mortgages as of the closing date was $22.2 million. The total amount paid to Meditrust for the mortgages on the Closing Date was $21.3 million.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)     None.

      (b)     None.

      (c)     Exhibits.

                    2.1 Letter dated October 16, 1998 from Sunrise Assisted Living, Inc. to Meditrust Mortgage Investments, Inc. setting forth terms and conditions under which Sunrise would acquire certain properties subject to leases and certain mortgage loans.

                    2.2 Trust Agreement, dated as of December 2, 1998 between the several holders from time to time parties hereto, as the holders, and First Security Bank, National Association, as the Owner Trustee (Sunrise Trust 1998-1).





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         (c)     Exhibits (continued)


                       2.3 Credit Agreement, dated as of December 2, 1998 among First Security Bank, National Association, not individually, except as expressly stated herein, but solely as the Owner Trustee under the Sunrise Trust 1998-1, as the Borrower, the several lenders from time to time parties hereto, and Nationsbank, N.A., as the Agent.

                       2.4 Participation Agreement, dated as of December 2, 1998 among Sunrise Midwest Leasing, L.L.C., as the Construction Agent and as the Lessee, Sunrise Assisted Living, Inc., as the Guarantor, First Security Bank, National Association, not individually, except as expressly stated herein, but solely as the Owner Trustee under the Sunrise Trust 1998-1, the various banks and other lending institutions which are parties hereto from time to time, as the holders, the various banks and other lending institutions which are parties hereto from time to time, as the lenders, and Nationsbank, N.A., as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Lenders and the Holders, to the extent of their interests.

                       2.5 Security Agreement, dated as of December 2, 1998 between First Security Bank, National Association, not individually, but solely as the owner trustee under the Sunrise Trust 1998-1 and Nationsbank, N.A., as the agent for the lenders and the holders and accepted and agreed to by Sunrise Midwest Leasing, L.L.C.

                       2.6 Lease Agreement, dated as of December 2, 1998 between First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Sunrise Trust 1998-1, as Lessor and Sunrise Midwest Leasing, L.L.C., as Lessee.

                              The Company agrees to furnish the Commission supplementally a copy of any omitted schedule to the foregoing exhibits upon request.




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               SUNRISE ASSISTED LIVING, INC.
                               (Registrant)



Date: December 17, 1998        By:  /s/ Larry E. Hulse
     --------------------          -------------------------------------------
                                   Larry E. Hulse
                                   Controller and Chief Accounting Officer






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                               INDEX OF EXHIBITS



Exhibit No.                                   Exhibit Name                                   Page
-----------                                   ------------                                   ----
     2.1        Letter dated October 16, 1998 from Sunrise Assisted
                Living, Inc. to Meditrust Mortgage Investments, Inc.
                setting forth terms and conditions under which Sunrise
                would acquire certain properties subject to leases and
                certain mortgage loans.

     2.2 Trust Agreement, dated as of December 2, 1998 between the several holders from time to time parties hereto, as the holders, and First Security Bank, National
                Association, as the Owner Trustee (Sunrise Trust 1998-1).

     2.3        Credit Agreement, dated as of December 2, 1998 among
                First Security Bank, National Association, not individually, except as expressly stated herein, but solely as the Owner Trustee under the Sunrise Trust 1998-1, as the Borrower, the several lenders from time to time parties hereto, and Nationsbank, N.A., as the Agent.

     2.4 Participation Agreement, dated as of December 2, 1998 among Sunrise Midwest Leasing, L.L.C., as the
                Construction Agent and as the Lessee, Sunrise Assisted
                Living, inc., as the Guarantor, First Security Bank,
                National Association, not individually, except as expressly stated herein, but solely as the Owner Trustee under the Sunrise Trust 1998-1, the various banks and other lending institutions which are parties hereto from time to time, as the holders, the various banks and other lending institutions which are parties hereto from time to time, as the lenders, and Nationsbank, N.A., as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Lenders and the Holders, to the extent of their interests.

     2.5 Security Agreement, dated as of December 2, 1998 between First Security Bank, National Association, not individually, but solely as the owner trustee under the Sunrise Trust 1998-1 and Nationsbank, N.A., as the agent for the lenders and the holders and accepted and agreed to by Sunrise Midwest Leasing, L.L.C.





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                         INDEX OF EXHIBITS (CONTINUED)




 2.6         Lease Agreement, dated as of December 2, 1998 between
             First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Sunrise Trust 1998-1, as Lessor and Sunrise Midwest
             Leasing, L.L.C., as Lessee.





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